UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012 (July 26, 2012)

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 26, 2012, Toys “R” Us, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), with the initial purchasers named therein (the “Initial Purchasers”) providing for the purchase for cash by the Initial Purchasers of $450 million aggregate principal amount of its 10.375% Senior Notes due 2017 (the “Notes”). The Notes are being issued at 99.033% of the aggregate principal amount. The Purchase Agreement contains customary representations, warranties and agreements and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The offering of the Notes closed on August 1, 2012.

The Notes were sold to the Initial Purchasers in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and resold by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Company is relying on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

10.375% Senior Notes due 2017 Indenture

The Notes were issued pursuant to an indenture, dated as of August 1, 2012 (the “Indenture”), among the Company and The Bank of New York Mellon, as trustee. The maturity date of the Notes is August 15, 2017. Interest on the Notes will be payable at a rate of 10.375% per year, semiannually on February 15 and August 15, commencing on February 15, 2013. The Notes are not guaranteed by any of the Company’s subsidiaries.

The Notes may be redeemed, in whole or in part, at any time prior to February 15, 2015 at a price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest. On or after February 15, 2015, the Notes may be redeemed, in whole or in part, at the prices set forth below if redeemed during the 12-month period beginning on February 15 of the years set forth below, plus accrued and unpaid interest:

Year	Price
2015	105.188%
2016	102.594%
2017 and thereafter	100.000%

In addition, the Company may on one or more occasions redeem up to 40% of the Notes at a price equal to 110.375% before February 15, 2015 with the net cash proceeds from certain equity offerings.

Following specific kinds of change of control the Company will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture, among other things, will limit the ability of the Company and its restricted subsidiaries to:

•	incur indebtedness;
•	pay dividends or make other distributions;
•	make investments and other restricted payments;
•	create liens;
•	sell assets;
•	incur restrictions on the ability of a subsidiary to pay dividends or make other payments;
•	enter into certain transactions with affiliates; and
•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

These covenants are subject to a number of important qualifications and limitations. Certain of the Company’s subsidiaries, including its UK property company, have been designated as unrestricted subsidiaries and will not initially be subject to any of the restrictive covenants contained in the Indenture. Certain covenants will be suspended at any time the Notes are rated “investment grade.” In addition, the Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Bank of New York Mellon is also the Trustee or collateral agent under the indentures governing certain of the Company’s and its subsidiaries’ existing notes.

The Company will use the proceeds from the offering of the Notes to redeem the $400 million outstanding principal amount of its 7.875% senior notes due 2013 (the “2013 Notes”), including any premiums, to pay fees and expenses incurred in connection with the offering of the Notes, and for general corporate purposes.

Registration Rights Agreement

Pursuant to a registration rights agreement with the Initial Purchasers, the Company agreed to use its commercially reasonable efforts to register with the Securities and Exchange Commission, notes having substantially identical terms as the Notes as an offer to exchange freely tradable exchange notes for the Notes. Pursuant to the registration rights agreement, the Company has agreed to file an exchange offer registration statement, use its commercially reasonable efforts to cause the exchange offer to be completed within 365 days after the issue date of the Notes and under certain circumstances, file a shelf registration statement with respect to the Notes. If the Company fails to meet the 365-day target or certain other conditions set forth in the registration rights agreement, the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum additional interest rate of 0.50%.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01         Other Events.

On August 1, 2012, the Company issued a press release to announce the completion of the $450,000,000 offering of its senior notes. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

On August 1, 2012, the Company provided notice to the holders of the 2013 Notes that it would redeem all such notes on or about August 31, 2012. The Company estimates that the total redemption price, including interest and premiums, will be approximately $429.8 million. The redemption price will be finalized prior to the redemption date to reflect the applicable treasury rate in accordance with the indenture governing the 2013 Notes.

This report shall not constitute an offer to sell or a solicitation of offers to buy any securities.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated August 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ F. Clay Creasey, Jr.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President –
Chief Financial Officer

Date: August 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 1, 2012.